UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
June 29, 2011

Bill The Butcher, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52439	20-5449905
(Commission File Number)	(IRS Employer Identification No.)

424 Queen Anne Ave. N., Suite #400, Seattle, WA  98109
(Address of Principal Executive Offices)      (Zip Code)

(206) 453-4418
(Registrant's Telephone Number, Including Area Code)

_______________
(Former name or former address, if changed, since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On March 31, 2011, Phillip L. Jordan was appointed Vice President of Finance and Chief Financial Officer of Bill the Butcher, Inc. Shortly after Mr. Jordan's appointment, the Company was advised by Peterson Sullivan, LLP (PSLLP), the Company's independent registered public accounting firm, that Mr. Jordan was considered by PSLLP to have been a member of the audit engagement team and an "associated person" of PSLLP during the period of PSLLP's audit of the Company's financial statements as of and for the fiscal year ended August 31, 2010 and, as such, PSLLP's independence was of concern.

Although at the time we engaged Mr. Jordan we did not believe him to be an "associated person" of PSLLP during the period of the 2010 audit, in order to avoid any question about PSLLP's independence, effective May 1, 2011, Mr. Jordan, with the Company's approval, removed himself from the role of Vice President of Finance and Chief Financial Officer, and J'Amy Owens resumed her role as interim chief financial officer of the Company. Effective June 24, 2011, Mr. Jordan's engagement with the Company ceased.

During Mr. Jordan's thirty-day tenure as Chief Financial Officer of the Company, he had no material involvement in a financial oversight role for the Company.

It is the Company's intention to retain PSLLP as its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2011

Bill the Butcher, Inc.
Registrant

By:
Name: J'Amy Owens
Title: President